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                                                                    EXHIBIT 10.9

                  CANCELLATION AND STOCK REPURCHASE AGREEMENT
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     THIS CANCELLATION AND STOCK REPURCHASE AGREEMENT ("Agreement") is effective as of noon March 10, 1999, by Intelligent Life Corporation, a Florida corporation ("the Company") in favor William P. Anderson, III, an individual resident of the state of Florida and employee of the Company ("Anderson").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, the Company has granted to Anderson 90,834 shares of common stock, subject to restrictions set forth in the Restricted Stock Grant made by and between the Company and Anderson on March 23, 1998 (the "Restricted Stock"); and such grant was made pursuant to the Bank Rate Monitor, Inc. 1997 Equity Compensation Plan (the "Plan"); and

     WHEREAS, as of the date hereof 37,847.50 shares of the Restricted Stock have vested, (the "Vested Shares") and the remaining 52,986.50 shares of Restricted Stock are unvested pursuant to the Plan (the "Unvested Shares"); and

     WHEREAS, the Company and Anderson have entered into that certain Promissory Note dated March 23, 1998, whereby Anderson promised to pay the Company the principal amount of $263, 168.40 plus simple interest (the "Note"); and

     WHEREAS, the Company and Anderson wish to forgive in part and cancel in part that certain Note, and the Company desires to accept the Unvested Shares in satisfaction of the cancellation of part of the Note.

     NOW, THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties agrees as follows:

     1.  Cancellation.
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     (a) Forgiveness of Note as to Vested Shares  The Company and Anderson
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hereby acknowledge and agree to the forgiveness of the Note as to the Vested
Shares, such part of the Note equaling $98,403 (the "Forgiven Portion"), and the Company agrees release Anderson from any and all obligation under the Forgiven Portion, deeming such portion null and void. The Company will fund any applicable taxes (including without limitation, employment and federal and state income taxes) applicable as to the Forgiven Portion (and upon such payment for taxes) when such taxes become due and payable.

     (b) Purchase of Unvested Stock.  Anderson agrees to sell, and the Company
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agrees to purchase from Anderson all of the Unvested Stock, for a purchase price of $2.60 per share totaling $137,765 (the "Purchase Price") and such payment of the Purchase Price is satisfied by cancellation of $137,765 of indebtedness, representing

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the sum owed by Anderson as to such Unvested Shares under the Note. Such satisfaction will serve to cancel the remainder of the Note in included in the Forgiven Portion (the "Canceled Portion").

     The combined effect of the forgiveness in part and cancellation in part will serve to render the Note canceled in its entirety and deemed null and void. in its entirety. Upon execution of this Agreement, the Company agrees to mark the Note "Canceled" and return it to Anderson.

     2.  Tax Consequences.  Anderson understands that Anderson may suffer
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adverse tax consequences as a result of the cancellation of the note. Anderson represents that He has consulted with any tax consultant(s) he deems advisable in connection with the cancellation of the note or disposition of the unvested stock and that Executive is not relying on the Company for any tax, financial or legal advice.

     3.  No Investment Decision  Anderson has such knowledge and experience in
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financial and business matters that Recipient is capable of evaluating the merits and risks of the sale of the Unvested Stock herein referenced, as well as the cancellation of the Note and any related transactions or consequences, and Anderson is able to bear the economic risk of such transactions or consequences.

     4.  Entire Agreement; Amendment; Governing Law.  This Agreement contains
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the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment or modification is sought and making specific references to this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Florida, without regard to its conflicts of laws principles.

     5.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Agreement may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter.

     6.  Further Assurances.  The parties hereto will at any time after the date
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hereof, sign, execute, and deliver, or cause others so to do, all such powers of attorney, deeds, stock powers, assignments, documents, and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the transactions contemplated by this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.


                                       INTELLIGENT LIFE CORPORATION, a
                                       Florida corporation


                                       By:       /s/ Peter W. Minford
                                           -------------------------------
                                       Name:     Peter W. Minford
                                       Title:    Senior Vice President



                                       WILLIAM P. ANDERSON, III

                                        /s/ William P. Anderson, III
                                       -----------------------------------
                                       William P. Anderson, III

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